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                                                                    Exhibit 4.10

                                                                  EXECUTION COPY



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                                    GUARANTEE


                           DATED AS OF AUGUST 17, 2000


                                   IN FAVOR OF


                                 JOLIET TRUST I



                                     MADE BY


                             EDISON MISSION ENERGY,
                                  AS GUARANTOR

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                  GUARANTEE, dated as of August 17, 2000, (this "GUARANTEE")
made by EDISON MISSION ENERGY, a California corporation (the "GUARANTOR") in favor of JOLIET TRUST I, a Delaware business trust and lessor under the Facility Lease referred to below (the "OWNER LESSOR").


                               W I T N E S S E T H

                  WHEREAS, the Owner Lessor and Midwest Generation, LLC, a Delaware limited liability company and lessee under the Facility Lease referred to below (the "FACILITY LESSEE") are party to the Facility Lease (as from time to time amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "FACILITY LEASE") dated as of August 17, 2000 providing for the lease by the Owner Lessor to the Facility Lessee of an undivided interest as tenant-in-common in the Facility. This Guarantee guarantees the obligations of the Facility Lessee to pay Rent, including Termination Value, owed to the Owner Lessor under the Facility Lease and the other Operative Documents; and

                  WHEREAS, the Owner Lessor, Joliet Generation I, LLC, Wilmington Trust Company, as the Owner Trustee, the Facility Lessee, the Guarantor, United States Trust Company of New York, as the Lease Indenture Trustee (as such term is defined therein), United States Trust Company of New York, as the Pass Through Trustees (as such term is defined therein) are party to the Participation Agreement (T1) (as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the "PARTICIPATION AGREEMENT") dated as of August 17, 2000 which establishes certain rights and obligations of the parties to the leveraged lease financing of the Joliet Station pursuant to the Facility Lease and the other Operative Documents; and

                  WHEREAS, in connection with the Facility Lease, the Owner Lessor and the Lease Indenture Trustee have entered into the Indenture of Trust, Mortgage, and Security Agreement (as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the "LEASE INDENTURE"), dated as of August 17, 2000 providing for the issuance by the Owner Lessor of the notes (the "LESSOR NOTES").

                  WHEREAS, the Owner Lessor has granted to the Lease Indenture Trustee for the benefit of the holders of the Lessor Notes a security interest in the


                           JOLIET EME GUARANTEE (T1)

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Trust Estate (as defined in the Lease Indenture and including, without limitation, a collateral assignment of the Facility Lease and this Guarantee), other than Excepted Payments (as defined in the Participation Agreement), as security for the Lessor Notes and certain other obligations.

                  NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                             ARTICLE 1. DEFINITIONS.

                  1.01 DEFINED TERMS. Each capitalized term used herein (including in the preamble and recitals hereto) and not otherwise defined herein shall have the definition assigned to that term in Appendix A to the Participation Agreement.

                  1.02 INTERPRETATION. The rules of interpretation set forth in Appendix A to the Participation Agreement shall apply MUTATIS MUTANDIS to this Guarantee as if set forth in full in this SECTION 1.02.


                              ARTICLE 2. GUARANTEE.

                  2.01 THE GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligation and not merely as surety, to the Owner Lessor and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of Rent, including Termination Value, due to the Owner Lessor strictly in accordance with the terms of the Facility Lease and the other Operative Documents; PROVIDED, that the Guarantor's obligations hereunder shall not be subject to the limitation on claims set forth in SECTION 18.19 of the Participation Agreement, SECTION 17.2 of the Facility Lease or the provisions of the Subordination Agreement (such obligations being herein called the "GUARANTEED OBLIGATIONS"); PROVIDED, FURTHER, that the Guaranteed Obligations constituting Termination Value may be limited as set forth in Section 2.03 of this Guarantee. The Guarantor hereby further agrees that if the Facility Lessee shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any Guaranteed Obligation payable by it, the Guarantor will promptly pay the same without set-off or deduction and, without any demand or notice whatsoever, and that in the case of any


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extension of time of payment or renewal of any Guaranteed Obligation, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                   2.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under SECTION 2.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Facility Lessee under the Facility Lease or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
SECTION 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

         (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (ii) any of the acts mentioned in any of the provisions of the Operative Documents or any other agreement or instrument referred to therein shall be done or omitted; or

         (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Operative Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of a Guaranteed Obligation or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

         Without limiting the generality of the foregoing, the Guarantor shall have no right to terminate this Guarantee, or to be released, relieved or discharged from its


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obligations hereunder, and such obligations shall be neither affected nor diminished for any reason whatsoever, including:

         (i) any amendment or supplement to or modification of any of the Operative Documents, any extension or renewal of the Facility Lessee's obligations under any Operative Document, or any subletting, assignment or transfer of the Facility Lessee's or the Owner Lessor's interest in the Operative Documents;

         (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or any other change in the legal status of the Facility Lessee or any rejection or modification of the Guaranteed Obligations as a result of any bankruptcy, reorganization, insolvency or similar proceeding;

         (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender or release of any security;

         (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to the Guaranteed Obligations or any of the Operative Documents;

         (v) the unenforceability, lack of genuineness or invalidity of the Guaranteed Obligations or any part thereof or the unenforceability, lack of genuineness or invalidity of any agreement relating thereto;

         (vi) (A) any merger or consolidation of the Facility Lessee or the Guarantor into or with any other Person, (B) any change in the structure of the Facility Lessee, (C) any change in the ownership of the Facility Lessee or the Guarantor or (D) any sale, lease or transfer of any or all of the assets of the Facility Lessee or the Guarantor to any other Person;

         (vii) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Owner Lessor under or in connection with any Operative Document or any other agreement relating to this Guarantee, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would limit the Guaranteed Obligations;


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         (viii)   the subordination of any Guaranteed Obligation (or any portion thereof) pursuant to Subordination Agreement or the exercise of any right by any of the holders of any Senior Claims (as defined in the Subordination Agreement) including any release, discharge, compromise or settlement of any Guaranteed Obligation (or any portion thereof); or

         (ix) any other act, occurrence or circumstance whatsoever (except the complete payment and performance of the Guaranteed Obligations), including, without limitation, any act or omission of the Facility Lessee or the Owner Lessor which changes the scope of the Guarantor's risk.

         The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Owner Lessor or any other Person exhaust any right, power or remedy or proceed against the Facility Lessee under the Facility Lease, the other Operative Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, the Guaranteed Obligations.

                  2.03 GUARANTEED TV AMOUNT. If, during the period starting on the date hereof and until the sixteenth anniversary of the Closing Date, upon a Lease Event of Default, the Owner Lessor or the Lease Indenture Trustee, as the case may be, exercises the remedies set forth in Sections 17.1(b), (c) and (d) of the Facility Lease without first providing to the Facility Lessee and the Guarantor a written demand for payment contemplated by Section 17.1(e) of the Facility Lease (unless the Owner Lessor or the Lease Indenture Trustee, as the case may be, is stayed or otherwise prevented by operation of law from issuing such demand, in which event such written demand shall be deemed to have been issued), then the obligations of the Guarantor under this Guarantee with respect to payment of Termination Value shall be limited to the amount set forth on
Schedule 1 hereto applicable at such time.

                  2.04 REINSTATEMENT. The obligations of the Guarantor under this Article 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Facility Lessee in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of a Guaranteed Obligation, whether as a result of any proceedings in bankruptcy or reorganization or


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otherwise, and the Guarantor agrees that it will indemnify the Owner Lessor on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Owner Lessor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.05 SUBROGATION. The Guarantor shall be subrogated to any and all rights of the holders of the Guaranteed Obligations against the Facility Lessee in respect of any amounts paid to the holders of the Guaranteed Obligations in respect of any amounts paid by the Guarantor under this Guarantee; PROVIDED, HOWEVER, that following the occurrence of a Specified Event under and as defined in the EME Joliet (TI) Pledge Agreement the Guarantor shall not be entitled to enforce or to exercise any rights that it may acquire (or has theretofore acquired) by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of performance by it of its guarantee in SECTION 2.01 until such time as the Secured Obligations as defined in the EME Joliet (T1) Pledge Agreement have been fully and indefeasibly paid in full.

                  2.06 REMEDIES. The Guarantor agrees that, as between the Guarantor, on the one hand and the Facility Lessee and the Owner Lessor, on the other hand, the obligations of the Facility Lessee under the Facility Lease may be declared to be forthwith due and payable as provided in SECTION 17 of the Facility Lease (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section) for purposes of SECTION 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Facility Lessee and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Facility Lessee) shall forthwith become due and payable by the Guarantor for purposes of SECTION 2.01.

                  2.07 INSTRUMENT FOR THE PAYMENT OF MONEY. The Guarantor hereby acknowledges that the guarantee in this Article 2 constitutes an instrument for the payment of money, and consents and agrees that the Owner Lessor, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.


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                  2.08 CONTINUING GUARANTEE.  This Guarantee is a continuing guarantee, and shall apply to all of the Guaranteed Obligations whenever arising.

                  2.09 PREPAYMENT UNDER INTERCOMPANY NOTE. The Guarantor covenants that it will not elect to prepay the principal amount of the EME Note, in whole or in part, prior to its stated maturity and it will not modify or amend or permit the modification or amendment of, the EME Note without the prior written consent of the Owner Lessor and the Owner Participant, which shall not be unreasonably withheld.


                           ARTICLE 3. ASSIGNMENT, ETC.

                  3.01 PAYMENTS UNDER ASSIGNMENT. The Owner Lessor hereby irrevocably directs (it being understood and agreed that such direction shall be deemed to have been revoked after the Lien created under the Lease Indenture shall have been fully discharged in accordance with its terms) the Guarantor, and the Guarantor agrees, to make all payments pursuant to, and in the manner set forth in, SECTION 2.01 hereof to the Lease Indenture Trustee's Account or such other place as the Lease Indenture Trustee may notify the Guarantor in writing pursuant to the Participation Agreement. The Guarantor hereby acknowledges assignment of this Guarantee by the Owner Lessor to the Lease Indenture Trustee for the benefit of the holders of the Lessor Notes. The Guarantor agrees that the Lease Indenture Trustee (acting for the benefit of the holders of the Lessor Notes) and any assignee thereof shall have the full right and power to enforce directly against the Guarantor any and all obligations of the Guarantor under this Guarantee and otherwise exercise all remedies hereunder and to make any and all requests required or permitted to be made by the Owner Trustee under this Guarantee.


                            ARTICLE 4. MISCELLANEOUS.

                  4.01 NO WAIVER. No failure on the part of the Owner Lessor or the Guarantor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise by the Owner Lessor or the Guarantor of any right, power or privilege hereunder shall preclude any other or further exercise thereof or


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the exercise of any other right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law.

                  4.02 NOTICES. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers under, this Guarantee) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guarantee, all such communications shall be deemed to have been duly given (a) when received by certified mail or by an international courier, such as Federal Express, by such Person, at said address of such Person or (b) when transmitted by facsimile to the number specified below and the receipt confirmed telephonically by recipient, PROVIDED that such facsimile is promptly followed by a copy of such notice delivered to such Person by postage-prepaid certified mail, or by an international courier, such as Federal Express.

                  4.03 EXPENSES. The Guarantor agrees to pay to the Owner Lessor all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Guarantee, and for the defending or asserting of rights and claims of the Owner Lessor in respect thereof, by litigation or otherwise.

                  4.04 WAIVERS; ETC. The terms of this Guarantee may be waived, altered or amended only by an instrument in writing duly executed by the Owner Lessor and the Guarantor. Any such amendment or waiver shall be binding upon the Owner Lessor, the Facility Lessee and the Guarantor.

                  4.05 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of each of the Owner Lessor and the Guarantor.

                  4.06 COUNTERPARTS; INTEGRATION: EFFECTIVENESS. This Guarantee may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guarantee by signing any such counterpart. This Guarantee constitutes the entire agreement and understanding among the parties hereto and supersedes any and all


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prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  4.07 SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  4.08 HEADINGS. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

                  4.09 SPECIAL EXCULPATION. NO CLAIM MAY BE MADE BY ANY PARTY HERETO OR ANY OTHER PERSON AGAINST THE OTHER PARTY HERETO, THE OWNER LESSOR (OR ANY PERSON FOR WHOSE BENEFIT THE OWNER LESSOR ACTS) OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM
FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES, FOR ITSELF AND THOSE WHO CLAIM THROUGH IT, NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  4.10 WAIVER OF JURY TRIAL. EACH OF THE OWNER LESSOR (FOR ITSELF AND ON BEHALF OF EACH PERSON WHO CLAIMS THROUGH THE OWNER LESSOR) AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING


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TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  4.11 NO THIRD PARTY BENEFICIARIES. THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE OWNER LESSOR (AND EACH PERSON WHO CLAIMS THROUGH THE OWNER LESSOR), AND NO PERSON (OTHER THAN THE PARTIES HERETO AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

                  4.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guarantee shall be governed by, and construed in accordance with, the law of the State of New York. The Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division) and of any other appellate court in the State of New York for the purposes of all legal proceedings arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  4.13 LIMITATIONS OF LIABILITY OF TRUSTEE. It is expressly understood and agreed by the parties hereto that this Guarantee is executed by Wilmington Trust Company, not individually or personally, but solely as Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements herein made on the part of the Trustee or the Owner Lessor are intended not as personal representations, undertakings and agreements by Wilmington Trust Company, or for the purpose or with the intention of binding Wilmington Trust Company, personally, but are made and intended for the purpose of binding only the Trust Estate, that nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein or in the other Operative Documents to which the Trustee or the Owner Lessor is a party, and that so far as Wilmington Trust Company is concerned, any Person shall


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look solely to the Trust Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; PROVIDED, that nothing contained in this SECTION shall be construed to limit in scope or substance any general corporate liability of Wilmington Trust Company as expressly provided in the Trust Agreement or in the Participation Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee to be duly executed and delivered as of the day and year first above written.

                                           EDISON MISSION ENERGY,
                                           as Guarantor

                                           By:  /s/ John P. Finneran, Jr.
                                              ----------------------------------
                                               Name:    John P. Finneran, Jr.
                                               Title: Vice President


                                           Address for Notices:

                                           18101 Von Karman Avenue
                                           Suite 1700
                                           Irvine, CA  92616
                                           Attention:
                                           Telecopier No.:

                                           JOLIET TRUST I, as Owner
                                               Lessor BY WILMINGTON
                                               TRUST COMPANY, not in
                                               its individual
                                               capacity but solely as
                                               trustee for Joliet
                                               Trust I

                                           By:  /s/ James P. Lawler
                                              ----------------------------------
                                               Name:    James P. Lawler
                                               Title:   Vice President

                                           Address for Notices:

                                           c/o Wilmington Trust Company
                                           Rodney Square North
                                           1100 North Market Street
                                           Wilmington, DE 19890
                                           Attention:   Corporate Trust
                                           Administration
                                           Telecopier No.:   (302) 651-8882


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                                                               Schedule 1 to the
                                                            Joliet EME Guarantee

                              GUARANTEED TV AMOUNT